UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 15, 2007

1-800 CONTACTS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-23633	87-0571643
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

66 E. Wadsworth Park Drive, Draper UT		84020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code:
(801) 316-5000

N/A
(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written  communications  pursuant to Rule 425 under the  Securities Act (17 CFR 230.425)

☐            Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement  communications  pursuant to Rule  14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement  communications  pursuant to Rule  13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.01  Completion of Acquisition or Disposition of Assets

On June 15, 2007, 1-800 CONTACTS, INC. (“1-800 CONTACTS”) transferred certain intellectual property and other assets related to its “flat-pack technology” (“FPT”) to Menicon Co., Ltd. (“Menicon”), pursuant to an Asset Purchase Agreement by and among 1-800 CONTACTS, ClearLab International Pte. Ltd., Stephen D. Newman, and Menicon (the “Menicon Agreement”).  1-800 CONTACTS previously disclosed the signing of the Asset Purchase Agreement in a Current Report on Form 8-K which was filed with the Securities Exchange Commission on June 1, 2007.

The assets transferred to Menicon include patents and equipment relating to 1-800 CONTACTS’ FPT patents and certain other patents, trade secrets, and know-how, as more fully described in the Menicon Agreement.

The consideration received by 1-800 CONTACTS includes a one-time nonrefundable payment of $23 million which was paid at closing.  In addition, pursuant to the Menicon Agreement, Menicon has agreed to pay 1-800 CONTACTS deferred consideration consisting of $2 million upon Menicon’s launch of FPT Products in Japan, $3 million upon Menicon entering into a license agreement relating to the transferred patents with a third party for a market outside of Japan, and earn-out payments based on a percentage of Menicon’s total sales of FPT Products and a percentage of the total consideration payable to Menicon pursuant to any license agreement for FPT Products and certain other products.  The term of the earn-out payments contemplated by the Menicon Agreement is scheduled to commence upon the commercial launch of FPT Products anywhere in the world and continue through the fifteenth anniversary of the launch of FPT Products in Japan.  As part of the Menicon Agreement, Menicon has agreed to continue prosecuting certain patent applications.

The foregoing paragraphs provide only a brief summary of selected provisions of the Menicon Agreement and are qualified in their entirety by reference to the text of the Menicon Agreement, which 1-800 CONTACTS expects to file as an exhibit to its quarterly report on Form 10-Q for the second quarter of fiscal year 2007.

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Forward-Looking Statements

In addition to historical information, this report contains forward-looking statements made by 1-800 CONTACTS in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements include all statements made in this report other than statements of historical facts, including, among others, statements regarding the possibility of future consideration in connection with the Menicon Agreement.  These statements also include statements regarding the intent, belief or current expectations of 1-800 CONTACTS, as well as the assumptions on which such statements are based, and are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “projects,” “forecasts,” “plans,” “intends,” “should,” “could,” “would” or similar expressions. The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: uncertainties regarding the future commercial demand for, and commercial sales of, products based on the flat-pack technology and related products, on which any future consideration from Menicon would be based; risks associated with innovations and offerings of competitors that could affect the future demand for, and sales of, products based upon the flat-pack technology and related products; and risks and uncertainties related to obligations or liabilities of 1-800 CONTACTS’ international contact lens development, manufacturing, and distribution business or indemnification obligations under the Menicon Agreement, which could impact the financial condition or results of operations of 1-800 CONTACTS or the realization of the expected benefits to 1-800 CONTACTS under the Menicon Agreement.  More detailed information about these factors and others are discussed in “Risk Factors” and elsewhere in the Annual Report on Form 10-K of 1-800 CONTACTS and Quarterly Reports on Forms 10-Q and Current Reports on Forms 8-K filed since the filing of 1-800 CONTACTS’ Form 10-K with the SEC. Such forward-looking statements speak only as of the date of this report.  1-800 CONTACTS is under no obligation, and expressly disclaims any obligation, to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1-800 CONTACTS, INC.

Dated: June 20, 2007	By	/s/ Robert G. Hunter
Robert G. Hunter
Chief Financial Officer